UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2018 (April 20, 2018)

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CEO Appointment
On April 23, 2018, comScore, Inc. (the “Company”) announced the appointment of Bryan Wiener, a current member of the Board of Directors (the “Board”) of the Company, as Chief Executive Officer (“CEO”) of the Company, effective May 30, 2018 (the “Effective Date”). Mr. Wiener steps into the CEO role, which has been vacant since the retirement of Dr. Gian M. Fulgoni, co-founder and former CEO of the Company, in November 2017.
Prior to joining the Company, Mr. Wiener, 47, served as Executive Chairman (and previously served as CEO from 2005 to 2013) of 360i, a digitally led advertising agency, and also concurrently served as Chairman of Expion, a social content marketing software company that was acquired by Sysomos. Prior to joining 360i, Mr. Wiener was co-CEO of Innovation Interactive, the privately held parent company of 360i and digital media SaaS provider IgnitionOne, from 2004 until it was acquired by Dentsu in 2010. He also previously served as president of global services at Net2Phone and as general manager at TheGlobe.com. Mr. Wiener currently serves on the Agency Advisory Board for the Interactive Advertising Bureau and the S.I. Newhouse School of Communications at Syracuse University, where he was inducted into the school’s Hall of Fame. Mr. Wiener has been named a "Media Maven" by Advertising Age and to the "Mediaweek 50 List" (now part of Adweek).
In connection with his appointment as CEO, the Company and Mr. Wiener entered into an employment agreement dated April 20, 2018 (the “Employment Agreement”), pursuant to which Mr. Wiener will serve as the Company’s CEO beginning on the Effective Date. The initial term of the Employment Agreement is three years, with automatic renewal for successive one-year periods unless either party provides the other with written notice of non-renewal at least 60 days prior to the date of automatic renewal (the initial term, together with any renewal periods, collectively, the “Term”). In addition, the Employment Agreement provides that, during the Term, the Company will nominate Mr. Wiener as a member of the Board for each annual meeting of stockholders at which his seat on the Board is up for re-election.
Pursuant to the Employment Agreement, Mr. Wiener will receive an annual base salary of $525,000 (which may be increased, but not decreased, during the Term). He will be eligible to participate in the Company’s executive compensation program for 2018, consistent with other executive officers of the Company and his roles and responsibilities. Under the executive compensation program, Mr. Wiener will be eligible to participate in the Company’s annual incentive compensation plan, with a target award equal to 100% of his base salary (with his 2018 award to be paid at no less than 75% of his base salary, without pro-ration). He will also be eligible to participate in the Company’s long-term equity incentive program, with an annual target opportunity of $4,000,000 (which may be increased, but not decreased, during the Term). For 2018, Mr. Wiener’s target opportunity will be comprised 60% in time-based restricted stock units, which will vest no less favorably than three equal installments on each anniversary of the grant date, and 40% in performance-based restricted stock units, which will vest no less favorably than vesting schedules and performance criteria applicable to other senior executives, with settlement deferred until the earlier of a change in control (as defined in the Employment Agreement) or separation from service. Mr. Wiener will also be eligible for the Company’s standard benefits programs.
In addition, Mr. Wiener will receive a one-time sign-on bonus of $1,100,000, payable in shares, subject to the adoption of the Company’s 2018 Equity and Incentive Compensation Plan (the “2018 Plan”), and with 50% of such amount subject to his continued employment through the date that is 18 months after the Effective Date (subject to accelerated payment upon certain terminations of employment or a change in control). Settlement of the sign-on bonus shares will be deferred until the earlier of a change in control or separation from service. Mr. Wiener will also receive an additional sign-on grant of restricted stock units (“Sign-On RSUs”) with a target value of $1,500,000, subject to the adoption of the 2018 Plan, which will vest subject to (x) Mr. Wiener’s continued employment through the third anniversary of the Effective Date and (y) the attainment of certain Company stock price hurdles (set at 135%, 165% and 200% of the 10-day average stock price preceding the signing date), which must be maintained for at least 65 consecutive trading days during the five-year period following the date of the award. The Sign-On RSUs will be subject to accelerated vesting upon a change in control, with the achievement of any remaining stock price hurdles determined based on the per-share price paid in connection with the change in control. In the event the Company does not grant the Sign-On RSUs prior to the first anniversary of the Effective Date, the Company will pay Mr. Wiener a lump sum cash amount (in lieu of such Sign-On RSUs) equal to $1,500,000.
The Employment Agreement provides that if the Company terminates Mr. Wiener’s employment without cause (as such term is defined in the Employment Agreement), or Mr. Wiener resigns from such employment for good reason

(as such term is defined in the Employment Agreement), then, subject to his delivery of an effective release of claims and compliance with certain post-employment covenants, he would be eligible to receive (i) payment of all accrued but unpaid vacation, expense reimbursements, wages and other benefits due under the Company’s plans, policies and arrangements; (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if his severance period exceeds the permitted COBRA participation period) for his severance period; and (iii) the following salary and short-term incentive payments, depending on the time of termination or resignation:

Time of Termination or Resignation	Additional Salary and Short-Term Incentive Benefit
Prior to a change of control
Salary: Continuing payments at an annual rate equal to the sum of his annual base salary and target short-term incentive award then in effect, for 2 years following termination, to be paid periodically in accordance with the Company’s normal payroll policies.
Short-Term Incentive Benefit: A lump sum cash payment equal to the product of multiplying (A) the full-year short-term incentive award he would have earned had he remained employed through the end of the calendar year of his termination based on the degree of satisfaction of the applicable performance objectives (with any individual subjective performance objectives deemed achieved at the target level) by (B) a fraction, the numerator of which is the total number of days that have elapsed during the calendar year through the date of termination and the denominator of which is the total number of days in such calendar year.

On or within 24 months after a change in control
Salary: A lump sum cash payment (less applicable withholding taxes) equal to the sum of (A) 2 times his annual base salary in effect immediately prior to his termination date or, if greater, at the level in effect immediately prior to the change in control plus (B) 200% of his target short-term incentive award for the year in which his termination occurs.
Short-Term Incentive Benefit: A lump sum cash payment equal to the product of multiplying (A) an amount equal to the greater (1) his target short-term incentive award had he remained employed through the end of the calendar year of his termination and (2) the projected full-year short-term incentive award he would have earned had he remained employed through the end of the calendar year of his termination based on the degree of satisfaction of the applicable performance objectives (as determined in good faith by the Compensation Committee of the Board) by (B) a fraction, the numerator of which is the total number of days that have elapsed during the calendar year through the date of termination and the denominator of which is the total number of days in such calendar year.

Further, if Mr. Wiener is terminated without cause or resigns for good reason, the Employment Agreement provides that his then-outstanding and unvested equity awards would be subject to the following treatment, depending on the time of termination or resignation:

Time of Termination or Resignation	Outstanding and Unvested Equity Awards
Prior to a change of control
Equity Awards Not Subject to Performance Goals: Such awards will vest in an amount equal to (1) the product of (A) the total number of shares subject to such award and (B) a fraction (not to exceed 1), the numerator of which is the sum of the number of days elapsed from the grant date of the award to the date of termination of employment plus 365, and the denominator of which is the full number of days in the award’s vesting period, less (2) the number of shares already vested under the award as of the date of termination.
Equity Awards Subject to Performance Goals: Such awards will vest in an amount equal to (1) the product of (A) the total number of shares subject to such award that would be earned at the end of the performance period if he had remained employed through the performance period and based on actual performance in accordance with the terms of the plan and agreement under which the award was granted and (B) a fraction (not to exceed 1), the numerator of which is the sum of the number of days elapsed from the grant date of the award to the date of termination of employment plus 365, and the denominator of which is full number of days in the award’s vesting period, less (2) the number of shares already vested under the award as of the date of termination.

On or within 24 months after a change in control
Equity Awards Not Subject to Performance Goals: Such awards will vest in full.
Equity Awards Subject to Performance Goals: Such awards will vest in an amount equal to either (a) the target number of shares subject to the award or (b) if at least 50% of the applicable performance period has been completed as of the date of termination and it would result in greater number of shares becoming vested, the projected total number of shares that would have been expected to be earned had he remained employed through the end of the applicable performance period (as determined in good faith by the Compensation Committee of the Board), less the number of shares already vested under the award as of the date of termination.

In the event that the payments or benefits under the Employment Agreement (i) would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and (ii) would subject Mr. Wiener to the excise tax imposed by Section 4999 of the Code, Mr. Wiener would receive such payment as would entitle him to receive the greatest “after-tax” benefit.
Mr. Wiener will receive pro-rated cash retainers and a pro-rated equity award for the period during which he served as a non-employee member of the Board through the Effective Date, pursuant to the Company’s director compensation program in effect on the Effective Date, provided that any equity award may only be granted once the Company can grant equity awards under the 2018 Plan. Finally, Mr. Wiener will receive reimbursement of up to $75,000 in reasonable attorneys’ fees and other expenses related to the negotiation of the Employment Agreement.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Mr. Wiener previously entered into the Company’s form of indemnification agreement for directors and executive officers (the “Indemnification Agreement”). Pursuant to the Indemnification Agreement, the Company agrees to indemnify Mr. Wiener against certain liabilities that may arise by reason of his status or service as CEO and to advancement of his expenses incurred as a result of any proceeding as to which he may be indemnified. The

Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and is in addition to any other rights Mr. Wiener may have under the Company’s amended and restated certificate of incorporation, bylaws and applicable law.
There are no family relationships between Mr. Wiener and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Wiener and any other persons pursuant to which he was selected as CEO. Other than as described above, there is no material plan, contract or arrangement to which Mr. Wiener is a party or in which he participated in connection with his appointment as CEO of the Company.
Mr. Wiener previously served as Executive Chairman of 360i Network, which includes 360i and its affiliate, Vizeum LLC, each of which are customers of the Company. In 2017, the Company recognized revenue of $0.4 million from transactions with 360i and Vizeum in the normal course of business.
Executive Officer Transition and Director Resignation
In connection with Mr. Wiener’s appointment, William Livek, the Company’s current Executive Vice Chairman and President, will step down as President (and principal executive officer) and transition to the new role of Vice Chairman of the Board and special advisor to the CEO, effective May 30, 2018.
In addition, Dr. Fulgoni resigned from the Board on April 23, 2018 in connection with the appointment of the new CEO as contemplated by the previously disclosed Retirement and Transition Services Agreement between the Company and Dr. Fulgoni.

Item 8.01 Other Events.
Press Release
On April 23, 2018, the Company issued a press release announcing Mr. Wiener’s appointment as CEO. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 20, 2018, by and between comScore, Inc. and Bryan Wiener
99.1	Press release dated April 23, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer
Date: April 26, 2018